UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2007

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21287 (Commission File Number)	95-3732595 (I.R.S. Employer Identification No.)

2381 Rosecrans Avenue El Segundo, California (Address of principal executive offices)	90245 (Zip Code)

(310) 536-0908
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 30, 2007, Peerless Systems Corporation (the “Company”) entered in a Licensed Software Addendum #20 (the “Addendum”) with Konica Minolta Business Technologies, Inc. (“KMBT”) pursuant to the provisions of the Master Technology License Agreement between Konica Corporation and the Company dated January 16, 2000, and the provisions of the Master Technology License Agreement between Minolta Co., Ltd. and the Company dated June 12, 1997. The Addendum establishes the terms, conditions and fees associated with a non-transferable, non-exclusive, perpetual license granted by the Company to KMBT for the Peerless Software Print Server SDK (Version 2.5) and the Peerless Software Print Server Lite SDK, both of which previously were delivered by the Company to KMBT. Such license is intended to allow KMBT, subject to numerous provisos and restrictions, to (i) use, reproduce and modify such software solely for the purpose of incorporating the same into certain authorized KMBT devices, and (ii) thereafter distribute the same to resellers, distributors and end users of such authorized KMBT devices solely in the manner permitted in the Addendum.

The foregoing description of the Addendum is qualified in its entirety by reference to the copy of the Addendum which is filed as Exhibit 10.1 to this Report, and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Licensed Software Addendum #20 to Master Technology License Agreement, by and between Konica Minolta Business Technologies, Inc. and Peerless Systems Corporation.

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*	Confidential treatment has been requested with respect to the omitted portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: July 31, 2007	By	/s/ John V. Rigali
John V. Rigali
Chief Financial Officer and Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Licensed Software Addendum #20 to Master Technology License Agreement, by and between Konica Minolta Business Technologies, Inc. and Peerless Systems Corporation.
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*	Confidential treatment has been requested with respect to the omitted portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission.